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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Red Trail Energy, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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P.O. Box 11
3682 Highway 8 South
Richardton, ND 58652
May 15, 2007
IMPORTANT! PLEASE READ AND USE THE REVISED PROXY CARD, EVEN IF YOU HAVE ALREADY SENT YOUR PROXY CARD FROM THE PREVIOUS PROXY STATEMENT!
Dear Member:
You are being provided with this amendment to our proxy statement in order to simplify voting for the board of governors and to enhance the ability of our members to elect their own representatives to the board of governors. The Company has received inquiries from members about the voting procedures described in our proxy statement mailed on May 7, 2007, specifically that voting for the board was confusing and also that the method for cumulative voting for governors by group rather than voting for all seven positions at once was inappropriate.
While the board of governors believes that the voting system described in the first proxy statement is legal and reasonable, the board has agreed to change the voting procedures for the board of governors and to mail an amendment to the proxy statement and revised proxy card (on yellow paper) to the members. The Company has also received a written request for cumulative voting, so this amendment to the proxy statement and revised proxy card also simplifies the board voting procedures as a result because there are no longer two possible voting procedures for electing the board of governors.
This amendment to the proxy statement should be read in connection with the first proxy statement sent by the Company, as the two together provide important and required information about the Annual Meeting and the Company. This amendment deals only with the new procedure for voting for the board of governors. Unless this amendment changes information or procedures described in the first proxy statement, the information in the first proxy is still applicable, but you must use the yellow revised proxy card enclosed herewith if you wish to vote by proxy.
As a result of these changes, voting for the seven (7) open governor positions will now be based on the nominees who receive the most votes at the 2007 Annual Meeting. The board of governors will still be classified into three groups with each group serving in staggered terms as required by our Operating Agreement. The seven (7) nominees that receive the most votes will be elected to serve on the board of governors. If the only nominees are those appointed by the board, they will serve in the groups selected by the governors. However, if there are more than seven (7) nominees, the nominees that receive the highest number of votes will be elected to the longest board terms. The current board of governors reserves the right to appoint nominees winning election to a particular term in the event of a tie.
Voting to ratify the auditors has not changed. No other information in the previously mailed proxy has changed either, unless it relates to voting for the board members. A new question and answer section, as well as a new description of the board voting procedures and a new yellow revised proxy card and return envelope are also included.

The Annual Meeting of Members of Red Trail Energy, LLC (the “Company”) will still be held at the Best Western Ramkota Inn located at 800 South Third Street, Bismarck, ND, 58504, on May 30, 2007 at 3:00 p.m., Central Standard Time.
If you have any questions regarding the information in either the first proxy statement or this amendment, or if you have questions regarding completion of your yellow revised proxy card, please contact DeEll Hoff at (701) 974-3308.
Only members listed on our records at the close of business on April 30, 2007 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. For your revised proxy card to be valid, it must be received no later than 5:30 p.m. Central Standard Time on May 29, 2007.
All members are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the meeting, please complete, sign, date and return your yellow revised proxy card included with this Amendment to the Proxy Statement. To assure the presence of a quorum, the Board of Governors requests that you promptly complete, sign, date and return the enclosed yellow revised proxy card. Voting by proxy will not prevent you from attending the meeting and voting in person.

Sincerely,

Ambrose Hoff
Chairman of the Board of Governors
     This amendment to the proxy statement is dated May 15, 2007, and is being mailed to Members on or about May 18, 2007.

     The following questions and answers briefly address questions you may have about voting for the board of governors at the Annual Meeting. These questions and answers may not have all the information about the meeting that is important to you as a Member. You should carefully read this entire proxy statement, including the first proxy statement. In this amendment to the proxy statement, the terms “we,” “us,” “our,” and “Red Trail” refer to Red Trail Energy, LLC.

Q:	How does the Board of Governors recommend I vote?

A:	The Board recommends you vote FOR all the proposals, including for all of the nominees selected by the Board.

Q:	What is the voting requirement to elect the governors at this 2007 Annual Meeting?

A:	Governors are elected by a plurality of the votes cast. This means that the seven (7) individuals nominated for election who receive the most votes will be elected. If there are only seven (7) nominees, they will serve in the groups selected by the governors. However, if there are more than seven (7) nominees, the candidates who win election that receive the highest number of votes will be elected to the longest initial terms. In the event of a tie between candidates who win election, the current board of governors reserves the right to appoint the tied candidates to their initial terms.

Q:	What is cumulative voting and how does it affect how many votes can I cast when electing the governors?

A:	Cumulative voting is a type of voting process that helps strengthen the ability of minority members to elect a governor. This method allows members to cast all of their votes for a single nominee for the board of governors when the Company has multiple openings on its board. The Company’s board election for 2007 is to be conducted based on cumulative voting.

EXAMPLE: If the election is for seven governor positions and you hold 10,000 units (with one vote per unit), you could choose to vote all 70,000 votes for one candidate, 35,000 for each of two candidates or otherwise divide your votes whichever way you wanted, including splitting them evenly among all the candidates.

Q:	Will every election for board members use cumulative voting?

A:	No. Unless there is a proper demand for cumulative voting, voting for the board members will be by majority vote and the board will be classified into three groups.

The Company is required in its Articles of Organization to use cumulative voting for board elections upon written request. However, because the board of governors will be organized into three groups as a result of this Annual Meeting, future elections of board members where cumulative voting is used will only be for those board members who are in a group whose term has expired. As a result, this Annual Meeting is the only time that members will be allowed to vote for all board members at a single time.

At the next Annual Meeting in 2008, the board members in Group I who serve for an initial one year term will be up for election. Group I will be comprised of two governors, and only those governor positions will be voted upon at the 2008 Annual Meeting. At the 2009 Annual Meeting, the board members in Group II who serve for an initial two year term will be up for election. Group II will be comprised of two governors and only those governor positions will be voted upon at the 2009 Annual Meeting. At the 2010 Annual Meeting, the board members in Group III who serve for an initial three year term will be up for election. Group III will be comprised of three governors, and only those governor positions will be voted upon at the 2010 Annual Meeting. Governors elected in future elections after this 2007 election will serve three year terms.

Q:	How do I vote?

A:	If you are the Member of record of our Units, you can vote by any of the following methods:

• by completing, signing, dating and returning the enclosed yellow revised proxy card by facsimile to DeEll Hoff at (701) 974-3309, making an electronic version (.pdf file only) of the enclosed proxy card and e-

mailing the electronic version to proxy@redtrailenergy.com or returning the original in the postage-paid envelope; or

•	by appearing and voting in person by ballot at the Annual Meeting.

If you sign and return your yellow revised proxy and do not indicate how you want to vote, we will count the Units represented by your proxy as voting in favor of all of the resolutions and for each of the nominees selected by the board. We will be able to vote your units in any manner we deem appropriate.

SECTION II- PROPOSALS TO BE VOTED ON
PROPOSAL #1
ELECTION OF SEVEN MEMBERS OF THE BOARD OF GOVERNORS
     Fifteen (15) current governors, each appointed during our inception, comprise the current Board of Governors. Pursuant to our Operating Agreement, at the first Annual Meeting of members, we are required to elect a seven person Board of Governors.
     Pursuant to our Operating Agreement, our Board is to be divided into three (3) groups which will serve staggered terms until 2008, 2009 and 2010. As a result, two governors will serve one-year terms (Group I), two governors will serve two-year terms (Group II) and three governors will serve three-years terms (Group III). After their initial terms, each governor will serve a three (3) year term.
     The Board of Governors has nominated the following persons as governors:
Group I: William Price and Ronald Aberle
Group II: David Froelich and Jody Hoff
Group III: Mike Appert, Dan Dorschmidt and Roger Berglund
     If the board nominees are the only candidates for election, and the nominees receive the required votes for election, the board nominees will serve in the groups as described above. If there are other candidates for election, the candidates who win election with the highest number of votes will serve in the groups with the longest terms. In the event of a tie in the number of votes between candidates who have been elected in an election with candidates other than the board nominees, the current board of governors reserves the right to appoint the candidates to a particular group. For example, in an election with candidates other than board nominees, if three candidates who have won election to the board each receive 3,000,000 votes and all the other winning candidates received more votes, the current board will decide in which group the three tied candidates will serve. All board nominees have indicated their willingness to serve as governors.
     The nominees with the most votes will be elected. You may cumulate your votes as described in Page 1. If you fail to mark a vote, the proxies solicited by the Board of Governors will be voted in favor of the Board of Governors’ nominees.
     The Board of Governors has recommended a vote “FOR” the nominees for election by the members.
     The following table contains certain information with respect to the governor nominees including those persons currently serving as governors and persons nominated for election at the Annual Meeting:
Group I (One Year Term)

		Year First Became
Name	Age	A Governor
William Price	45	2003
Ronald Aberle	44	2003
Group II (Two Year Term)

		Year First Became
Name	Age	A Governor
David Froelich	50	N/A
Jody Hoff	34	2003

Group III (Three Year Term)

		Year First Became
Name	Age	A Governor
Mike Appert	37	2003
H. Daniel Dorschmidt	49	N/A
Roger J. Berglund	64	N/A
Biographical Information About Nominees
Group I
William A. Price, Vice President, Governor, Age 45, 2273 River Road, Price, North Dakota, 58530
     Since 1980, Mr. Price has been the managing partner and is currently Vice President of Price Cattle Ranch LLP, a cattle operation and the managing partner and is currently the President of Missouri River Feeders LLP, a feedlot and diversified farm, since 1997. He also serves as a governor of Quality Dairy Growers, LLC, a dairy operation and is a governor and President of Sunnyside Properties, LLC, a custom feed plant. Mr. Price is a member of multiple associations, including the North Dakota Stockmen’s Association, the National Cattlemen’s Beef Association, the Great Bend Irrigation District, the North Dakota Farm Bureau and has served on the Missouri Slope Irrigation Board of Governors and served as Chairman of the North Dakota Feeder Council.
     Mr. Price has served as Vice President and as a Governor since our inception and is a member of our Nominating Committee.
Ronald D. Aberle, Secretary, Governor, Age 44, 2300 158th Street Northeast, Menoken, North Dakota, 58558
     Mr. Aberle is an owner and managing partner of a diversified farm and ranch, and most recently added an RV Campground to the enterprise. Mr. Aberle is a board member of the St. Hildegards Church.
     Mr. Aberle has served as a Governor since our inception and has served as Secretary since March 22, 2006 and is a member of our Nominating Committee.
Group II
David J. Froelich, Age 50, 1946 North Bell Street, Bismarck, North Dakota, 58501.
     Mr. Froelich has served as the President of Missouri Valley Petroleum, Inc. since 1995. He earned a Bachelor of Science in Education from the University of Mary in 1981. Mr. Froelich has served the petroleum industry in the following roles: as Past Chairman of the North Dakota Petroleum Marketer’s Association and a current board member, Past National Board member of ConocoPhillips and Amoco Oil Company’s Wholesale Advisory Boards and currently a member of Tesoro Petroleum‘s Wholesale Advisory Board.
     Civically, Mr. Froelich is the past President of the Mandan Rotary Club and past Chairman of the Bismarck-Mandan Chamber of Commerce.
Jody Hoff, Governor, Age 34, 8601 Highway 10 East, Richardton, North Dakota,58652
     Mr. Hoff is a partner, Vice President, Chief Engineer and Head of Operations of Amber Waves, Inc, a manufacturing company. Mr. Hoff earned his Bachelor of Science degree in Mechanical Engineering from North Dakota State University in 1995 and currently holds a professional engineering license in the State of North Dakota. Mr. Hoff is also a member of the Richardton Development Company.
     Mr. Hoff has served as a Governor since our inception and is the Chairman of our Audit Committee.

Group III
Mike Appert, Governor, Age 37, 755 Highway 34, Hazelton, North Dakota, 58544
     Mr. Appert has been the owner and President of Appert Acres, Inc., a corn, soybean, sunflowers and small grains farming operation since 1991. In addition, Mr. Appert is the CFO of Appert Farms, Inc., a farming operation as well as operating a Mycogen Seeds Dealership. He also serves on several boards which include the South Central Grain as Secretary, the Hazelton Airport Authority as President, the Goose Lake Chapter Pheasants Forever as Treasurer and the Hazelton Lions Club.
     Mr. Appert served as Secretary until March 22, 2006. He is a member of both our Audit Committee and Nominating Committee and has been a Governor since our inception.
H. Daniel Dorfschmidt, Age 49, 522 Juniper Drive, Bismarck, North Dakota 58503
     Mr. Dorfschmidt has been the operations manager — Western North Dakota for Butler Machinery Company, the Caterpillar dealer for North and South Dakota, since December 2000. He earned a Bachelor of Science degree in Geological Engineering from the South Dakota School of Mines and Technology in December 1980.
Roger Berglund, Age 64, 104 9th Avenue N.W., Bowman, North Dakota 58623.
     Mr. Berglund has been the chairman of the board of the Dakota Western Bank, Dakota Western Insurance Agency and Dakota Western Bankshares, all located in Bowman, North Dakota, since 1997. He has also served as the President of Dakota Western Bank and Dakota Western Insurance Agency since 1984. He earned a Bachelor of Science degree in Agricultural Economics from North Dakota State University in 1965 and a Masters of Science in Agricultural Economics from North Dakota State University in 1969.
PROPOSAL #2
APPOINTMENT OF INDEPENDENT AUDITORS
     Boulay, Heutmaker, Zibell & Co., P.L.L.P. currently serves as our independent auditors. The board has appointed Boulay, Heutmaker, Zibell & Co., P.L.L.P. to be the Company’s independent auditors for the fiscal year ending December 31, 2007. The members are asked to ratify this appointment at the Annual Meeting. It is expected that a representative of Boulay, Heutmaker, Zibell & Co., P.L.L.P. will be present at the Annual Meeting of members to make a statement or respond to questions.
Vote Required For Ratification
     The Audit Committee, in an action ratified by the Board of Governors, was responsible for selecting the Company’s independent auditors for fiscal year 2007. Accordingly, member approval is not required to appoint Boulay, Heutmaker, Zibell & Co., P.L.L.P. as the Company’s independent auditors for fiscal year 2007. The Board of Governors believes, however, that submitting the appointment of Boulay, Heutmaker, Zibell & Co., P.L.L.P. to the members for ratification is a matter of good corporate governance. The Audit Committee is solely responsible for selecting the Company’s independent auditors. If the members do not ratify the appointment, the board will review its future selection of independent auditors.
     The ratification of the appointment of Boulay, Heutmaker, Zibell & Co., P.L.L.P. as the Company’s independent auditors requires the affirmative vote of a majority of the units present at the meeting in person or by proxy and entitled to vote.

THIS AMENDMENT TO THE PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN SUCH JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS AMENDMENT TO THE PROXY STATEMENT TO VOTE YOUR UNITS AT THE ANNUAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS AMENDMENT TO THE PROXY STATEMENT AND THE PROXY STATEMENT. THIS AMENDMENT TO THE PROXY STATEMENT IS DATED MAY 15, 2007. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS AMENDMENT TO THE PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS AMENDMENT TO THE PROXY STATEMENT TO MEMBERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Governors

Ambrose Hoff
Chairman of the Board
     This amendment to the proxy statement is dated May 15, 2007 and is first being mailed to Members on or about May 18, 2007.

REVISED PROXY
THIS REVISED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF GOVERNORS OF
RED TRAIL ENERGY, LLC ANNUAL MEETING OF MEMBERS
May 30, 2007
By signing below, you, as a Member of Red Trail Energy, LLC, hereby appoint Ambrose Hoff and William DuToit, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on your behalf and in your name, to represent you at the Annual Meeting of Members of Red Trail Energy, LLC to be held on May 30, 2007, and at any adjournments or postponements thereof, and to vote all of your Units on all matters to be considered at the meeting which you would be entitled to vote if personally present. The meeting will begin at 3:00 p.m., local time, at Best Western Ramkota Inn located at 800 South Third Street, Bismarck, ND 58504.
THIS REVISED PROXY WILL BE VOTED IN THE MANNER YOU DIRECT OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS AND BOARD NOMINEES AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING (OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF) OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING. PLEASE RETURN YOUR PROXY IN ONE OF THE FOLLOWING THREE WAYS:

By Mail:	By Facsimile:	By Scanning and sending by E-mail:

Red Trail Energy, LLC,	ATTN: DeEll Hoff	proxy@redtrailenergy.com
c/o DeEll Hoff
P.O. Box 11, 3682 Highway 8	(701) 974-3309
Richardton, ND 58652
Please mark ☑ votes as in this example.
PROPOSAL #1
THE BOARD OF GOVERNORS RECOMMENDS A VOTE “FOR” ALL THE NOMINEES IN PROPOSAL #1.
Elect seven (7) governors to a staggering Board of Governors, two (2) governors shall serve for one (1) year, two (2) governors shall serve for two (2) years and three (3) governors shall serve for three years. The successors for each group of governors shall be elected for a three-year term. Each governor position is designated as either Group I (serving one year), Group II (serving two years) and Group III (serving three years). The seven (7) nominees obtaining the most votes shall be elected as governors. In the event of there being more than seven (7) candidates, the candidates receiving the most votes shall be elected to the Groups with the longest terms. If there are only seven (7) candidates, the nominees shall serve in the groups as designated by the governors. The current Board of Governors reserves the right to assign nominees to a Group in the event of a tie. You may cumulate your votes.

William Price	☐ Units For:	Withhold Authority	☐

Ronald Aberle	☐ Units For:	Withhold Authority	☐

David J. Froeliech	☐ Units For:	Withhold Authority	☐

Jody Hoff	☐ Units For:	Withhold Authority	☐

Mike Appert	☐ Units For:	Withhold Authority	☐

H. Daniel Dorschmidt	☐ Units For:	Withhold Authority	☐

Roger Berglund	☐ Units For:	Withhold Authority	☐

REVISED PROXY
THIS REVISED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF GOVERNORS OF
RED TRAIL ENERGY, LLC ANNUAL MEETING OF MEMBERS
May 30, 2007
PROPOSAL #2
THE BOARD OF GOVERNORS RECOMMENDS A VOTE “FOR” THE PROPOSAL #2.
Approval of Boulay, Heutmaker, Zibell & Co., P.L.L.P. as the Company’s Independent Auditors for the fiscal year ending 2007

Units:	For ☐	Against ☐	Abstain ☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT
LEFT ☐
After you have marked and dated this revised proxy, please sign exactly as your name appears on this card and return this card promptly in the enclosed envelope. If the Units being voted are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign. If you are signing as attorney, executor, administrator, trustee or guardian or if you are signing in another fiduciary capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in partnership name by authorized person.

Date	Signature	Date	Signature